SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

W. R. BERKLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Commencing April 20, 2016, W. R. Berkley Corporation sent correspondence to certain of its stockholders in substantially the following form:

W. R. Berkley Corporation	475 Steamboat Road
Greenwich, Connecticut 06830
Tel: (203) 629-3000 • Fax: (203) 769-4098

April 20, 2016

[Name of individual]

[Investor entity name]

[address]

Dear [name]:

Thank you for taking the time to [meet/speak] with us on [date]. We greatly appreciate the opportunity to discuss the unique long-term nature of our business and our approach to governance and management compensation with you. Your comments and input were extremely helpful to our understanding of how best to communicate our philosophy to you, as well as the things that are most important to you as owners of our Company. We value your perspective, and we believe that a continued regular and open dialog will be mutually beneficial.

Enclosed is a copy of our 2015 Annual Report and our proxy statement for the 2016 Annual Meeting of Stockholders. In response to feedback from you and other stockholders, we have made a number of enhancements to our proxy statement this year. We hope that you find the changes helpful.

We thank you for investing in our Company, and look forward to continuing the dialog with you in the future.

Sincerely,

William R. Berkley	W. Robert Berkley, Jr.
Executive Chairman	President and Chief Executive Officer